UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026

Lifevantage Corp

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35647	90-0224471
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 N. Triumph Blvd, Suite 700
Lehi, Utah		84043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (801) 432-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	LFVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Retirement

On February 4, 2026, LifeVantage Corporation (the “Company”) announced that Steven R. Fife notified the Board of Directors (the “Board”) of his decision to retire as President and Chief Executive Officer and from the Board. Mr. Fife’s retirement date has now been set to take effect on April 30, 2026, which will be the effective date of his resignation as President and Chief Executive Officer and from the Board pursuant to a transition agreement entered into between Mr. Fife and the Company dated as of April 15, 2026, which is described below.

Appointment of New CEO

On April 13, 2026, the Company agreed to appoint Terrence O. Moorehead as the Company’s new President and Chief Executive Officer, and as a member of the Board, effective as of August 5, 2026 (the “Effective Date”). Mr. Moorehead, age 63, brings more than 25 years of experience in the retail consumer products and direct selling industries. He previously served as President and Chief Executive Officer of Nature’s Sunshine Products, Inc. from October 2018 through October 2025. From 2015 through 2018, he served as Chief Executive Officer of Carlisle Etcetera LLC. From 2013 through 2015, he served as Chief Executive Officer of Dana Beauty, Inc. From 1991 to 2013, he served in various capacities at Avon Products, Inc., including, among other positions, as VP, Strategy and Digital, for North America, General Manager of Avon Italy, President of Avon Canada, and Chairman and President of Avon Japan. Mr. Moorehead currently serves on the Board of Directors of Xenia Hotels & Resorts, Inc., a self-advised and self-administered REIT that invests in uniquely positioned luxury and upper upscale hotels and resorts. Mr. Moorehead received his Master's of Business Administration in Marketing and Finance from Columbia University and a Bachelor of Arts in Economics and Marketing from Boston College. There are no family relationships between Mr. Moorehead and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There is no other arrangement or understanding between Mr. Moorehead and any other person pursuant to which he was selected as a member of the Board. There are no transactions in which Mr. Moorehead has a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Interim CEO and Board Committee Changes

On April 13, 2026, the Company appointed Michael Beindorff, currently a Board director, as Interim CEO effective on May 1, 2026 immediately following Mr. Fife’s retirement. As a result of his appointment as Interim CEO, Mr. Beindorff will no longer serve on the Compensation Committee or the Nominating and Corporate Governance Committee of the Board. Mr. Ray Greer has been appointed to replace Mr. Beindorff on the Nominating and Corporate Governance Committee. On April 15, 2026, the Company entered into an independent contractor consultant agreement (the “Consulting Agreement”) with Mr. Beindorff, pursuant to which he will be paid $45,833 per month in cash in exchange for acting as Interim CEO of the Company. The consulting agreement takes effect on May 1, 2026 and terminates on August 4, 2026, unless earlier terminated or extended. During his tenure as Interim CEO, Mr. Beindorff will not be eligible for compensation under our non-employee director program.

Mr. Beindorff, age 74, has served on the Board since January 2012. He is an accomplished leader and board director with diverse experience in transformational leadership, public, private, and not-for-profit board service, general management, strategic planning, digital transformation, marketing, and branding and operations across a variety of business environments. He is currently Managing Partner of BJ Capital Partners LLC, a firm focused on syndicating investments in multi-family and other commercial real estate properties, a role he has held since 2022. He has also served on the boards of The World Poker Tour (WPTE), the California Higher Education Loan Authority, and PlanetRx.com, among other board and advisory roles. From 2008 to 2022, Mr. Beindorff served as Principal of The Far Niente Group, a private investment entity focused on investing for long term capital appreciation. From 2004 to 2008, he served as Chief Operating Officer of Exclusive Resorts, a private club for luxury travel experience. From 2002 to 2004, he served as Principal and President of the Greentree Group, a management consultancy focused on helping clients build strong brands and effective business models. From 1999 to 2002, he served first as President and COO and then as Chairman and Chief Executive Officer of PlanetRx.com, an internet pharmacy and on-line health portal. From 1995 to 1999, he served as Executive Vice President of Marketing, Operations and Product Management for VISA. Previously, he held various positions leading global advertising, marketing and brand management for Rhodes Furniture (1993 to 1995) and The Coca-Cola Company (1978 to 1993). Mr. Beindorff received his Bachelor of Science in Business Administration from the University of Alabama and his Masters of Business Administration from the Goizueta Business School at Emory University. There are no family relationships between Mr. Beindorff and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Other than as disclosed in our definitive proxy statement filed on September 19, 2025, there are no transactions in which Mr. Beindorff has a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing description of the Consulting Agreement is qualified in its entirety by the full and complete terms of the Consulting Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

CEO Employment Agreement

On April 15, 2026, the Company entered into a key executive benefits agreement (the “Employment Agreement”) with Mr. Moorehead to be appointed as President and Chief Executive Officer as of the Effective Date.

Pursuant to the Employment Agreement, Mr. Moorehead’s annual base salary will be $850,000. Mr. Moorehead will also have an aggregate annual cash bonus opportunity of up to 100% of his salary, provided that, so long as Mr. Moorehead has not resigned for “Good Reason” or been terminated “For Cause,” the Company has guaranteed that his cash bonus for the fiscal year ending June 30, 2027 shall be $425,000 with eligibility for up to 200% of the target payout rate (prorated for the time of the year in which Mr. Moorehead served as CEO).

In addition, Mr. Moorehead will receive restricted stock unit awards (“RSUs”) and performance-based restricted stock unit awards (“PSUs”). The RSUs consist of (i) $2,000,000 of RSUs that vest in three equal installments starting on the one-year anniversary of their grant date and (ii) $800,000 of RSUs, prorated for the amount of service Mr. Moorehead provides during the fiscal year ending June 30, 2027. The PSUs consist of (i) $3,500,000 of PSUs that vest over a three year period based on the achievement of certain revenue and Adjusted EBITDA margin targets and (ii) $1,200,000 of PSUs that vest based on the achievement of certain revenue and Adjusted EBITDA margin targets, prorated for the amount of service Mr. Moorehead provides during the fiscal year ending June 30, 2027.

Mr. Moorehead will be entitled to benefits generally available to Company employees as well as to certain other perquisites.

Mr. Moorehead’s employment pursuant to the Employment Agreement is at-will. If Mr. Moorehead’s employment is terminated “Without Cause” or he resigns for “Good Reason”, each as defined in the Employment Agreement, he is entitled to (i) continued base salary for 18 months, (ii) reimbursement of health insurance coverage for 18 months, (iii) a prorated bonus, and (iv) continued vesting of equity awards for 18 months. In addition, Mr. Moorehead is eligible to participate in our Change in Control Policy, pursuant to which, if he is terminated “Without Cause” or he resigns for “Good Reason,” in each case, within 180 days prior to or eighteen months following a Change in Control, then Mr. Moorehead’s benefits described in this paragraph are increased by 50%.

The Employment Agreement requires Mr. Moorehead to provide 180 days of notice before voluntarily resigning.

The foregoing summary of the material terms of the Employment Agreement is qualified in its entirety by the full and complete terms of the Employment Agreement, a copy of which is expected to be filed with the Company’s Annual Report on Form 10-K for the year ended June 30, 2026.

We expect to enter our standard form of indemnification agreement with Mr. Moorehead.

Transition Agreement

On April 15, 2026, the Company entered into a Transition Agreement and General Release (“Transition Agreement”) with Mr. Fife, effective as of April 30, 2026, in connection with Mr. Fife’s retirement. Pursuant to the Transition Agreement, Mr. Fife will receive (i) payment of medical premiums, if elected, for up to 18 months, (ii) cash in the amount of the annual incentive cash bonus for the fiscal year ended June 30, 2026 at the same rate as employees of the Company, prorated for the time in which Mr. Fife provided services, (iii) certain Company products, and (iv) a promise from the Company not to seek reimbursement for any dividends previously paid with respect to equity awards that are unvested as of April 30, 2026. From April 30, 2026 through September 11, 2026 (the “Transition Term”), Mr. Fife has agreed to provide executive advisory services to the Company to promote a smooth transition. During the Transition Term, certain of Mr. Fife’s RSUs and PSUs will continue to vest. The foregoing benefits and entitlements under the Transition Agreement are subject to Mr. Fife’s execution and non-revocation of a release of claims in favor of the Company.

The foregoing description of the Transition Agreement is qualified in its entirety by the full and complete terms of the Transition Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Independent Contractor Consultant Agreement, dated April 15, 2026, by and between the Company and Michael Beindorff
10.2	Transition Agreement and General Release, dated April 15, 2026, by and between the Company and Steven R. Fife
99.1	Press release issued by the Company on April 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEVANTAGE CORPORATION

Date:	April 16, 2026	By:	/s/ Carl Aure
Carl Aure, Chief Financial Officer